AT&T Delivers Double-Digit Earnings Growth in Second
Quarter, Raises Full-Year Outlook

Consolidated Revenues Increase,
Margins Expand and Cash Flow Remains Strong

▪	$0.68 diluted EPS compares with $0.54 diluted EPS in the second quarter of 2009, up 25.9 percent; up 13.0 percent excluding a $0.07 one-time gain from a Telmex Internacional stock transaction

▪	$30.8 billion second-quarter consolidated revenues from continuing operations, up $194 million, or 0.6 percent, versus the year-earlier period and up $278 million, or 0.9 percent, sequentially

▪	Consolidated operating margin expansion to 19.8 percent, up from 18.0 percent in the year-earlier quarter

▪	1.6 million organic net adds in total wireless subscribers, best-ever second quarter, to reach 90.1 million in service

▪	3.2 million iPhone activations in second quarter, a company record

▪	Best-ever wireless churn levels, with 1.01 percent postpaid churn and 1.29 percent total churn

▪
10.3 percent increase in wireless service revenues, with postpaid subscriber ARPU (average monthly revenues per subscriber) up 3.4 percent; sixth consecutive quarter with a year-over-year increase in postpaid ARPU

▪	27.2 percent growth in wireless data revenues, up $936 million versus the year-earlier quarter

▪	2.9 million net increase in 3G postpaid integrated devices on AT&T’s wireless network to reach 29.7 million

▪	32.0 percent growth in wireline consumer IP data revenues driven by AT&T U-verse® expansion; first-ever billion-dollar revenue quarter for AT&T U-verse services

▪	209,000 net gain in AT&T U-verse TV subscribers to reach 2.5 million in service, with continued high broadband and voice attach rates

▪	15.8 percent growth in revenues from strategic business services such as Ethernet, Virtual Private Networks (VPNs), hosting and application services

Note: AT&T's second-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Thursday, July 22, 2010, at www.att.com/investor.relations.

DALLAS, July 22, 2010 — AT&T Inc. (NYSE:T) today reported solid second-quarter results highlighted by double-digit earnings growth, an increase in consolidated revenues and improved margins. These results were driven by continued growth in mobile broadband, including a record quarter for iPhone activations, gains in IP-based and strategic business services and disciplined execution on cost initiatives.

"We delivered another strong quarter, with improved revenue trends, double-digit earnings growth and solid cash flow. These results add to our confidence going into the second half of the year,” said Randall Stephenson, AT&T chairman and chief executive officer.

“We continue to see positive signs of growth in almost every customer segment of our business, especially wireless, which speaks to the quality of our execution and our leadership in the industry’s most powerful growth driver — mobile broadband. I am excited by the opportunities ahead.”

Second-Quarter Financial Results

(During the second quarter, AT&T announced it had entered into a definitive agreement with IBM to sell Sterling Commerce for approximately $1.4 billion in cash. AT&T expects the sale to close in the second half of 2010. Second-quarter comparisons are based on results from continuing operations, which exclude results from Sterling Commerce in all periods.)

For the quarter ended June 30, 2010, AT&T's consolidated revenues totaled $30.8 billion, up $194 million, or 0.6 percent, versus the year-earlier quarter, marking the company's second consecutive quarter with a year-over-year revenue increase. Versus the first quarter of this year, consolidated revenues were up $278 million, or 0.9 percent.

Compared with results for the second quarter of 2009, operating expenses were $24.7 billion versus $25.1 billion; operating income was $6.1 billion, up from $5.5 billion; and AT&T's operating income margin expanded to 19.8 percent, up from 18.0 percent. Total employee force is down by more than 10,000 since year-end 2009.

Second-quarter 2010 net income attributable to AT&T totaled $4.0 billion, or $0.68 per diluted share, up 25.9 percent, including a $0.07 one-time gain from the exchange of Telmex Internacional stock for shares of América Móvil. Excluding the gain from the Telmex Internacional transaction, earnings grew 13.0 percent to $0.61 per diluted share. These results compare with net income attributable to AT&T of $3.2 billion, or $0.54 per diluted share, in the year-earlier second quarter.

Second-quarter 2010 cash from operating activities totaled $8.6 billion; capital expenditures totaled $4.9 billion, including a nearly 60-percent increase in wireless-related capital investment versus the year-earlier quarter, as AT&T aggressively deploys next-generation wireless broadband networks. Free cash flow — cash from operating activities minus capital expenditures — totaled $3.7 billion.

Compared with results for the first half of 2009, year to date through the second quarter, cash from operating activities totaled $15.8 billion versus $15.8 billion; capital expenditures totaled $8.2 billion versus $7.4 billion; and free cash flow totaled $7.6 billion versus $8.4 billion.

Updating Outlook

Due to improved revenue trends and strong execution, AT&T has updated its earnings outlook for full-year 2010. Previously the company expected stable-to-improved earnings per share, stable-to-improved consolidated operating income margins and free cash flow in line with 2008 results. The company now expects strong earnings per share growth for full-year 2010, improved consolidated operating income margins and free cash flow above 2008 levels.

Wireless Operational Highlights

AT&T delivered strong second-quarter growth in its wireless business, led by its premier data network, industry leadership in mobile broadband and a compelling array of devices and applications. Highlights included:

Strong Second-Quarter Subscriber Gain. AT&T posted an organic net gain in total wireless subscribers of 1.6 million, to reach 90.1 million in service. Second-quarter net add growth reflects rapid adoption of smartphones, increases in prepaid subscribers and growth in a host of connected devices such as eReaders, global positioning systems and alarm monitoring systems. Connected devices net adds were 896,000 in the quarter to reach 6.7 million, and retail postpaid net adds totaled 496,000 to reach 67.0 million.

Best-ever Subscriber Churn Levels. For the sixth consecutive quarter, AT&T had year-over-year improvement in both total and postpaid wireless churn. Postpaid churn was 1.01 percent, down from 1.07 percent in the year-earlier quarter, and total churn was 1.29 percent versus 1.48 percent in the second quarter of 2009 — both record lows for the company.

Robust Wireless Data Revenue Growth. Wireless data revenues — from messaging, Internet access, access to applications and related services — increased $936 million, or 27.2 percent, from the year-earlier quarter to $4.4 billion. AT&T wireless subscribers on data plans increased more than 24 percent over the past year. Versus the year-earlier quarter, total text messages carried on the AT&T network increased 41.7 percent to 154 billion and multimedia messages more than doubled to 2.6 billion.

Continued Postpaid ARPU Growth. Driven by strong data growth, postpaid subscriber ARPU increased 3.4 percent versus the year-earlier quarter to $62.63, despite including 1.6 million subscribers from the acquistion of properties from Verizon Wireless. This marked the sixth consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Postpaid data ARPU reached $21.07, up 18.6 percent versus the year-earlier quarter, and total postpaid subscriber revenues continued recent trends, with solid double-digit growth, reflecting increases in both voice and data.

Strong Integrated Device Growth. Key drivers of wireless data growth are increased penetration of integrated devices (handsets with QWERTY or virtual keyboards in addition to voice functionality) and greater usage of AT&T’s mobile broadband network, the nation’s fastest. The number of 3G postpaid integrated devices on AT&T's wireless network increased by 2.9 million to 29.7 million, an increase of 98.2 percent year over year and 10.8 percent sequentially. At the end of the quarter, 53.2 percent of AT&T's 67.0 million postpaid subscribers had integrated devices, up from 36.3 percent one year earlier. The average ARPU for integrated devices on AT&T's network is 1.7 times that of the company's nonintegrated-device base.  More than 80 percent of integrated device subscribers are on FamilyTalk and/or business discount plans. Churn levels for these plans continue to run below the company's total and postpaid base.

3.2 Million iPhone Activations. On June 24, AT&T began offering iPhone 4, the most powerful iPhone yet. Preorder sales of iPhone 4 were 10 times higher than the first day of preordering for iPhone 3GS a year earlier. For the full second quarter, AT&T iPhone activations totaled 3.2 million, the most quarterly iPhone activations ever. Approximately 27 percent of those activations were for customers who were new to AT&T.

Wireless Margin Expansion. Even with the volumes associated with the June launch of iPhone 4, in the second quarter, AT&T delivered substantial year-over-year wireless margin expansion, driven by continued solid revenue growth, reduced churn, improved operating efficiencies and further growth in the company's base of high-quality subscribers. AT&T’s wireless operating income margin was 28.8 percent versus 24.9 percent in the year-earlier quarter, and AT&T’s wireless OIBDA service margin was 43.1 percent, up from 40.1 percent in the second quarter of 2009 (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues). Wireless service revenues increased 10.3 percent to $13.2 billion in the second quarter, and total wireless revenues, which include equipment sales, were up 7.7 percent to $14.2 billion. Second-quarter wireless operating expenses totaled $10.1 billion, up 2.1 percent versus the year-earlier quarter, and wireless operating income was $4.1 billion, up 24.7 percent year over year.

Wireline Operational Highlights

AT&T's second-quarter wireline results were highlighted by improving trends in revenues and margins, further expansion in AT&T U-verse services, sustained mid-teens growth in revenues from strategic business services and solid cost management, which helped support improving margins. Highlights included:

Second Consecutive Quarter of Sequential Growth in Wireline Consumer Revenues. Driven by strength in IP data services, in the second quarter, total revenue from residential customers totaled $5.4 billion, flat compared to the second quarter of 2009. Versus the first quarter of 2010, consumer wireline revenues increased 1.1 percent. This is the second consecutive quarter of sequential growth.

Gains in AT&T U-verse TV, with Growth in Integrated Broadband and Voice Services. AT&T U-verse TV subscribers increased by 209,000 in the quarter to reach 2.5 million, up almost 60 percent over the past year. In the second quarter, the AT&T U-verse High Speed Internet attach rate continued to run above 90 percent, and about two-thirds of subscribers took AT&T U-verse Voice. More than three-fourths of AT&T U-verse TV subscribers have a triple- or quad-play option from AT&T. ARPU for U-verse triple play customers was nearly $160, up 13.8 percent year over year and 6.8 percent from the first quarter of 2010.

AT&T's U-verse deployment now reaches 25 million living units. Companywide penetration of eligible living units is more than 13 percent, and across areas marketed to for 30 months or more, overall penetration is more than 22 percent. AT&T's total video subscribers, which combine the company's U-verse and bundled satellite customers, reached 4.6 million at the end of the quarter, representing 17.9 percent of households served.

U-verse Revenues Exceed $1 Billion for the Quarter. Increased AT&T U-verse penetration drove 32.0 percent year-over-year growth in consumer IP revenues (broadband, U-verse TV and U-verse Voice). U-verse continues to drive a transformation in AT&T’s consumer business, reflected by the fact that consumer IP revenues now represent 40.4 percent of AT&T's consumer wireline revenues, up from 30.6 percent in the year-earlier quarter. In the second quarter, AT&T U-verse revenues exceeded $1 billion for the first time, more than twice the U-verse revenues in the second quarter of 2009.

Consumer Connection Trends. In the second quarter, AT&T posted a decline in total consumer revenue connections due primarily to expected declines in traditional voice access lines consistent with broader industry trends, somewhat offset by increases in U-verse TV and VoIP (Voice over Internet Protocol) connections. AT&T U-verse Voice connections increased by 183,000 in the quarter and 758,000 over the past four quarters. Total consumer revenue connections at the end of the first quarter were 44.3 million, compared with 46.3 million at the end of the second quarter of 2009 and 45.0 million at the end of the first quarter of 2010. At the end of the second quarter, AT&T had 16 million total wired broadband connections, up 404,000 over the past year and down 92,000 from first-quarter 2010 levels.

Further Signs of Stabilization in Business Markets. AT&T posted its best year-over-year business revenue comparisons in five quarters — reflecting continued solid sales performance and continued improvement in key economic metrics. Total business revenues were $9.6 billion, a decline of 4.7 percent versus the year-earlier quarter. Business service revenues, which exclude CPE, declined 4.0 percent, the third consecutive quarter of improvement, and decreased slightly sequentially, down 0.7 percent.

Business IP Revenues Drive Overall Business Data Growth. Business IP data revenues grew 9.1 percent overall, the largest year-over-year increase in four quarters, led by growth in VPN revenues. This generated total business data growth of 0.3 percent, the first growth in this category in five quarters. Global enterprise IP data revenues grew 10.8 percent. Approximately 70 percent of AT&T's frame customers have made the transition to IP-based solutions, which allow them to easily add managed services such as network security, hosting and IP conferencing on top of their infrastructures.

15.8 Percent Growth in Strategic Business Services Revenues. Revenues from new-generation capabilities that lead AT&T's most advanced business solutions — including Ethernet, VPNs, hosting, IP conferencing and application services — grew 15.8 percent versus the year-earlier quarter and were up 4.6 percent from the first quarter of 2010, continuing AT&T’s strong trends in this category.

Consolidated Wireline Revenues Flat Sequentially. Led by improved consumer and business customer trends, total wireline revenues posted their smallest year-over-year decline in five quarters, down 3.7 percent, and were essentially flat sequentially. Second-quarter wireline operating expenses were $13.5 billion, down 4.3 percent versus the second quarter of 2009 and down 1.5 percent sequentially. Wireline operating income totaled $1.9 billion, compared to $1.9 billion in the second quarter of 2009 and $1.7 billion in the first quarter of 2010. AT&T’s second-quarter wireline operating income margin was 12.2 percent, compared with 11.7 percent in the year-earlier quarter and 11.1 percent in the first quarter of 2010.

About AT&T
AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and around the world. With a powerful array of network resources that includes the nation’s fastest mobile broadband network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet and voice services. A leader in mobile broadband, AT&T also offers the best wireless coverage worldwide, offering the most wireless phones that work in the most countries. It also offers advanced TV services under the AT&T U-verse® and AT&T │DIRECTVSM brands. The company’s suite of IP-based business communications services is one of the most advanced in the world. In domestic markets, AT&T Advertising Solutions and AT&T Interactive are known for their leadership in local search and advertising. In 2010, AT&T again ranked among the 50 Most Admired Companies by FORTUNE® magazine.

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Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.